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                              EMPLOYMENT AGREEMENT



                           DATED AS OF JANUARY 1, 1997



                                     BETWEEN



                       ACTION PERFORMANCE COMPANIES, INC.


                                       AND


                                KENNETH R. BARBEE


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
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.       Employment..........................................................  1

2.       Full Time Occupation................................................  1

3.       Compensation and other Benefits.....................................  1
         (a)      Salary.....................................................  1
         (b)      Bonus......................................................  1
         (c)      Stock Options..............................................  1
         (d)      Fringe Benefits............................................  1
         (e)      Reimbursement..............................................  2

4.       Term of Employment..................................................  2
         (a)      Employment Term............................................  2
         (b)      Termination Under Certain Circumstances....................  2
         (c)      Result of Termination......................................  2

5.       Competition and Confidential Information............................  2
         (a)      Interests to be Protected..................................  2
         (b)      Non-Competition............................................  3
         (c)      Non-Solicitation of Employees..............................  3
         (d)      Confidential Information...................................  3
         (e)      Return of Books and Papers.................................  4
         (f)      Equitable Relief...........................................  4
         (g)      Restrictions Separable.....................................  4

6.       Miscellaneous.......................................................  4
         (a)      Notices....................................................  4
         (b)      Indulgences................................................  5
         (c)      Controlling Law............................................  5
         (d)      Binding Nature of Agreement................................  5
         (e)      Execution in Counterpart...................................  5
         (f)      Provisions Separable.......................................  5
         (g)      Entire Agreement...........................................  5
         (h)      Paragraph Headings.........................................  6

7.       Successors And Assigns..............................................  6
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
                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT dated as of the 1st day of January, 1997, by and between ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation ("Employer") and KENNETH R. BARBEE ("Employee").

                  As of the date of this Agreement, Employer has acquired all of the outstanding stock of Creative Marketing and Promotions, Inc., a North Carolina corporation ("CMP"), and Employer's wholly owned subsidiary, MTL Acquisition, Inc., an Arizona corporation, has purchased substantially all the assets of Motorsport Traditions Limited Partnership, a North Carolina limited partnership (together with CMP, "Motorsport Traditions"). Employee served in various executive capacities with Motorsport Traditions prior to the acquisition. Employer intends to continue the business of Motorsport Traditions. Employer desires that Employee serve as General Manager of Motorsport Traditions and perform various other services for Employer, and Employee desires to accept such employment, upon the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

                  1.       Employment.

                  Employer hereby employs Employee, and Employee hereby accepts such employment, as Vice President of Employee's wholly owned subsidiary, Sports Image, Inc., an Arizona corporation ("SII"), and in such other capacities and for such other duties and services of an executive nature as shall from time to time be specified by Employer.

                  2.       Full Time Occupation.

                  Employee shall devote such of Employee's business time, attention, and efforts as shall be reasonably necessary for the performance of Employee's duties under this Agreement and shall serve Employer faithfully and diligently.

                  3.       Compensation and other Benefits.

                           (a)  Salary.  Employer  shall  pay  to  Employee,  as
compensation for the services rendered by Employee during Employee's employment under this Agreement, a salary at a rate of $120,000 per annum, to be paid in equal monthly installments or in such other periodic installments upon which Employer and Employee mutually agree.

                           (b) Bonus.  Employee  shall be eligible to receive an
annual bonus in an amount of up to 20% of Employee's salary with the amount to be determined by the Board of Directors of Employer based upon such factors as may be deemed relevant by the directors, including the performance of Employee.

                           (c)  Stock  Options  and  Awards.  Employee  shall be
granted qualified stock options under Employer's Stock Option Plan to purchase a total of 15,000 shares of Employer's Common Stock at a price equal to $17.50 per share at any time or from time to time within six years of the date of grant, such options to vest 50% on the date of grant and 50% on the first anniversary of the grant.

                           (d) Fringe  Benefits.  Employee  shall be entitled to
participate in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, or benefits approved by Employer's Board of Directors and made available from time to time to executive personnel of Employer generally during the term of Employee's employment hereunder. The foregoing shall not obligate Employer to adopt or maintain any particular plan, program, or benefit.

                           (e) Reimbursement.  Employer shall reimburse Employee
for all travel and entertainment expenses and other ordinary and necessary business expenses incurred by Employee in connection with the business of Employer and Employee's duties under this Agreement; provided, however, that Employee shall not incur such expenses in an amount in excess of $5,000 during any month without written authorization from Employer. The term "business expenses" shall not include any item not deductible in whole or in part by Employer for federal income tax purposes. To obtain reimbursement, Employee must submit to Employer receipts, bills, or sales slips for the expenses incurred. Reimbursements will be made by Employer monthly within 10 days of presentation by Employee of satisfactory evidence of the expenses incurred.

                  4.       Term of Employment.

                           (a)   Employment   Term.   The  term  of   Employee's
employment under this Agreement shall be for a period of two years commencing on the date of this Agreement and continuing from year to year thereafter, unless and until terminated by either party giving written notice to the other not less than 60 days prior to the end of the then-current term of Employee's employment under this Agreement.

                           (b)   Termination   Under   Certain    Circumstances.
Notwithstanding anything to the contrary herein contained:

                                    (i)  Death.   Employee's   employment  shall
automatically terminate, without notice, effective upon the date of Employee's death.

                                    (ii) Disability. If Employee shall fail, for
a period of more than 60 consecutive days, or for 60 days within any 180-day period, to perform any of Employee's duties under this Agreement as the result of illness or other incapacity, Employer, at its option and upon notice to Employee, may terminate Employee's employment effective on the date of that notice.

                                    (iii)   Unilateral   Decision  of  Employer.
Employer, at its option and upon notice to Employee, may terminate Employee's employment effective on the date of that notice.

                                    (iv)   Unilateral   Decision  by   Employee.
Employee, at his option, may terminate Employee's employment upon 90 days prior notice to Employer.

                                    (v) Certain Acts. If Employee  engages in an
act or acts involving a felony, moral turpitude, fraud, or dishonesty, Employer, at its option and upon notice to Employee, may terminate Employee's employment effective on the date of that notice.

                           (c)  Result  of  Termination.  In  the  event  of the
termination of Employee's employment pursuant to Sections 4(b)(i), (ii), (iv) or
(v) above, Employee shall receive no further compensation under this Agreement. In the event of the termination of Employee's employment pursuant to Section 4(b)(iii) above, Employee shall continue to receive Employee's fixed compensation during the remainder of the then-current term of Employee's employment under this Agreement prior to such termination if termination is before the end of the two-year term beginning on the date of this Agreement. Employee shall receive no severance compensation in the event of the termination of Employee's employment for any reason after the initial two-year term.

                  5.       Competition and Confidential Information.

                           (a)   Interests   to  be   Protected.   The   parties
acknowledge that Employee will perform essential services for Employer, its employees, and its shareholders during the term of Employee's employment with Employer. Employee will be exposed to, have access to, and work with, a considerable amount of Confidential Information (as defined below). The parties also expressly recognize and acknowledge that the personnel of Employer have been trained by, and are valuable to, Employer and that Employer will incur substantial recruiting and training expenses if Employer must hire new personnel or retrain existing personnel to fill vacancies. The parties expressly recognize that it could seriously impair the goodwill and diminish the value of Employer's business should Employee compete with Employer in any manner whatsoever. The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of Employer, its shareholders, and employees. For these and other reasons, and the fact that there are many other employment opportunities available to Employee if he should terminate his employment, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are entered into freely, voluntarily, and knowingly. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                           (b)  Non-Competition.  During  the  later  of  (i) 12
months of the date of this Agreement or (ii) the term of Employee's employment with Employer and for the period ending six months after the termination of Employee's employment with Employer (voluntarily by Employee or with cause by Employer), Employee shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) engage or become financially interested in any competitive business conducted within the Restricted Territory (as defined below) or otherwise circumvent any license agreements of Employer relating to the business of Employer. As used herein, the term "competitive business" shall mean (i) the design and manufacture of collectible die-cast and pewter miniature replicas of motorsports vehicles and the design and manufacture of licensed apparel, souvenirs, and other motorsports consumer items, including t-shirts, hats, jackets, mugs, key chains, and drink bottles, in each case to be distributed and sold through collector and fan clubs, wholesale distribution, authorized retail dealers, trackside events, and promotional programs for corporate sponsors; (ii) the development of marketing and product promotional programs for corporate sponsors of motorsports, featuring Employer's die-cast replicas or other products as premium awards, intended to increase brand awareness of the products or services of the corporate sponsors; and (iii) the design, manufacture, and sale of motorsports-related products (consisting of die cast miniature replicas of motorsports vehicles and motorsports-related apparel and souvenirs) specifically designed for the mass-merchandise market; and the term "Restricted Territory" shall mean any state in which Employer or its subsidiaries sells products or provides services during Employee's employment hereunder. Employer acknowledges that Employee's ownership or operation of Chase Raceware, L.L.C., Racing for Kids, L.L.C., Motorsports by Mail, Inc., Race World, L.L.C., American Motorsports Marketing, Inc., and Cararrus Plastics, Inc. (in the production of plastic products under manufacturing or similar arrangements), as the businesses of such enterprises currently are conducted, shall not be deemed "competitive businesses."

                           (c) Non-Solicitation of Employees. During the term of
Employee's employment and for a period of 12 months after the termination of Employee's employment with Employer, regardless of the reason therefor, Employee shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person, company, partnership, corporation, or governmental entity, seek to hire or hire any of Employer's or its subsidiaries' personnel or employees for the purpose of having any such employee engage in services that are the same as or similar or related to the services that such employee provided for Employer or its subsidiaries.

                           (d) Confidential Information. Employee shall maintain
in strict secrecy all confidential or trade secret information relating to the business of Employer and its subsidiaries (the "Confidential Information") obtained by Employee in the course of Employee's employment, and Employee shall not, unless first authorized in writing by Employer, disclose to, or use for Employee's benefit or for the benefit of, any person, firm, or entity at any time either during or subsequent to the term of Employee's employment, any Confidential Information, except as required in the performance of Employee's duties on behalf of Employer and its subsidiaries. For purposes hereof, Confidential Information shall include without limitation any engineering, drawings, or other reproduction of any kind; any trade secrets, knowledge, or information with respect to processes, inventions, machinery, manufacturing techniques and know-how and to the management, operational, marketing, licensing, and distribution policies and practices of Employer and its subsidiaries; any business methods or forms; any names or addresses of customers or data on customers or suppliers; and any business policies or other information relating to or dealing with the purchasing, production, sales, marketing, and distribution policies or practices of Employer or its subsidiaries or relating to or dealing with the management, operational, or investment policies or practices of Employer or its subsidiaries.

                           (e) Return of Books and Papers.  Upon the termination
of Employee's employment with Employer for any reason, Employee shall deliver promptly to Employer all samples or demonstration models, catalogues, files, lists, books, records, manuals, memoranda, drawings, and specifications; all cost, pricing, and other financial data; all customer, licensee, and supplier information; all other written or printed materials that are the property of Employer or its subsidiaries (and any copies of them); and all other materials that may contain Confidential Information relating to the business of Employer and its subsidiaries, which Employee may then have in Employee's possession, whether prepared by Employee or not.

                           (f) Equitable Relief. In the event a violation of any
of the restrictions contained in this Section is established, Employer shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. In the event of a violation of any provision of subsection (b), (c), (f), or (g) of this Section, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

                           (g)  Restrictions  Separable.  If  the  scope  of any
provision of this Agreement (whether in this Section 5 or otherwise) is found by a Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section 5 is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

                  6.       Miscellaneous.

                           (a) Notices.  All  notices,  requests,  demands,  and
other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received (i) if personally delivered, on the date of delivery, (ii) if by facsimile transmission, upon receipt, (iii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, and addressed as provided below, or (iv) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service addressed as follows:

                        (1)       If to Employer:

                                  2401 West First Street
                                  Tempe, Arizona 85281
                                  Attention: Fred W. Wagenhals
                                  Phone: (602) 517-3710
                                  Fax: (602) 967-1403

                                  with a copy given in the manner
                                  prescribed above, to:

                                  O'Connor, Cavanagh, Anderson,
                                    Killingsworth & Beshears, P.A.
                                  One East Camelback Road
                                  Phoenix, Arizona  85012
                                  Attention:  Robert S. Kant, Esq.
                                  Phone: (602) 263-2606
                                  Fax: (602) 263-2900

                        (2)       If to Employee:

                                  Unit 407
                                  First Turn Condominiums
                                  Harrisburg, North Carolina  28075
                                  Phone: (704) 455-3954

                                  with a copy given in the manner
                                  prescribed above, to:

                                  Robinson, Bradshaw & Hinson, P.A.
                                  101 North Tryon Street, Suite 1900
                                  Charlotte, North Carolina  28246-1900
                                  Attention:  Stokley G. Caldwell, Jr., Esq.
                                  Phone: (704) 377-8332
                                  Fax: (704) 378-4000

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 6 for the giving of notice.

                           (b) Indulgences; Waivers. Neither any failure nor any
delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

                           (c) Controlling Law. This Agreement and all questions
relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary.

                           (d) Binding Nature of Agreement. This Agreement shall
be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, except that no party may assign or transfer such party's rights or obligations under this Agreement without the prior written consent of the other party.

                           (e) Execution in Counterparts.  This Agreement may be
executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

                           (f)  Provisions  Separable.  The  provisions  of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                           (g) Entire  Agreement.  This  Agreement  contains the
entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                           (h) Paragraph  Headings.  The  paragraph  headings in
this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  7. Successors And Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that because the obligations of Employee hereunder involve the performance of personal services, such obligations shall not be delegated by Employee. For purposes of this Agreement, successors and assigns shall include, but not be limited to, any individual, corporation, trust, partnership, or other entity that acquires a majority of the stock or assets of Employer by sale, merger, consolidation, liquidation, or other form of transfer. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Without limiting the foregoing, unless the context otherwise requires, the term "Employer" includes all subsidiaries of Employer including SII.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  ACTION PERFORMANCE COMPANIES, INC.


                                  By:___________________________________________

                                  Its:__________________________________________




                                  ----------------------------------------------
                                  Kenneth R. Barbee
                                        6